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                                                                    Exhibit 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference on Form 10-K/A of CMGI, Inc. (formerly "CMG Information Services, Inc."),of our report dated August 18, 1998, except for the restatement related to acquired in-process technology referred to in Note 1, as to which the date is March 22, 1999 relating to the consolidated balance sheets of Lycos, Inc. as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1998, which report appears in the July 31, 1998 annual report on Form 10-K/A of Lycos, Inc.



                                        /s/ KPMG LLP

                                        KPMG LLP


Boston, Massachusetts
May 26, 1999